UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 7, 2009
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 1.01. Entry Into Material Definitive Agreement.
     In connection with the transition in management described in Item 5.02, on August 7, 2009 Chico’s FAS, Inc. (the “Company”) entered into an oral consulting agreement with Verna K. Gibson, a member of the Board of Directors of the Company, under the same terms and conditions as previously disclosed in its Form 8-K filing on April 9, 2009. Pursuant to the oral agreement, Ms. Gibson has agreed to assume the duties and responsiblities of Brand President—Soma Intimates until a new Brand President—Soma Intimates is appointed. Under the agreement, the Company will make three monthly payments of $30,000 to Ms. Gibson.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On August 7, 2009, Charles L. Nesbit, Jr. resigned as Brand President—Soma Intimates of the Company, effective immediately. Mr. Nesbit’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
     In connection with Mr. Nesbit’s resignation, Mr. Nesbit will be entitled to receive severance compensation and other benefits as set forth in the Company’s Executive Severance Plan, as amended, and unused vacation benefits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: August 7, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President – Chief Financial Officer and Treasurer

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